Dropbox Announces Fiscal 2023 Second Quarter Results

Second Quarter Revenue of $622.5 Million, up 8.7% year-over-year; on a constant currency basis, up 11.2% year-over-year
Net Cash Provided by Operating Activities of $187.6 Million and Free Cash Flow of $184.6 Million

SAN FRANCISCO, Calif. - August 3, 2023 - Dropbox, Inc. (NASDAQ: DBX), today announced financial results for its second quarter ended June 30, 2023.

“In Q2, we delivered a solid quarter beating our guidance across all metrics, and introduced exciting AI-powered product experiences to our customers, including Dropbox Dash and Dropbox AI,” said Co-Founder and Chief Executive Officer Drew Houston. “As we navigate this period of economic uncertainty, we remain focused on improving the product experience within core Dropbox and creating more value across workflows and AI driven capabilities.”

Second Quarter Fiscal 2023 Results

•Total revenue was $622.5 million, an increase of 8.7% from the same period last year. On a constant currency basis, year-over-year growth would have been 11.2%.(1)

•Total ARR ended at $2.500 billion, an increase of 7.2% from the same period last year. On a constant currency basis, Total ARR grew $32.6 million quarter-over-quarter, and year-over-year growth would have been 10.9%.(2)

•Paying users ended at 18.04 million, as compared to 17.37 million for the same period last year. Average revenue per paying user was $138.94, as compared to $133.34 for the same period last year.

•GAAP gross margin was 80.7%, as compared to 81.5% for the same period last year. Non-GAAP gross margin was 82.7%, as compared to 83.0% for the same period last year.

•GAAP operating margin was 9.1%, as compared to 14.5% for the same period last year, with such change partially due to $37.5 million in expenses related to the Company's reduction in workforce, such as severance, benefits and other related items, which were incurred in the second quarter of 2023. Non-GAAP operating margin was 34.2%, as compared to 31.9% for the same period last year.

•GAAP net income was $43.2 million, as compared to $62.0 million for the same period last year due to expenses related to the reduction in workforce in the second quarter of 2023, such as severance, benefits and other related items. Non-GAAP net income was $174.0 million, as compared to $138.1 million for the same period last year.

•Net cash provided by operating activities was $187.6 million, as compared to $209.9 million for the same period last year. Free cash flow was $184.6 million, as compared to $205.9 million for the same period last year. Cash flows in the second quarter of 2023 included $34.0 million of expenditures relating to the reduction in workforce.

•GAAP diluted net income per share attributable to common stockholders was $0.13, as compared to $0.17 in the same period last year. Non-GAAP diluted net income per share attributable to common stockholders was $0.51, as compared to $0.38 in the same period last year.(3)

•Cash, cash equivalents and short-term investments ended at $1.228 billion.

Share Repurchase Authorization

•On July 26, 2023, the Board of Directors authorized Dropbox to repurchase an additional $1.2 billion of its Class A common stock. Repurchases will be made from time-to-time, subject to general business and market conditions, other investment opportunities and applicable legal requirements. Repurchases may be made through open market purchases or in privately negotiated transactions, including through Rule 10b5-1 plans.

(1) We calculate constant currency revenue growth rates by applying the prior period weighted average exchange rates to current period results.

(2) We calculate total annual recurring revenue ("Total ARR") as the number of users who have active paid licenses for access to our platform as of the end of the period, multiplied by their annualized subscription price to our platform. We adjust our exchange rates used to calculate Total ARR on an annual basis, at the beginning of each fiscal year. We calculate constant currency Total ARR growth rates by applying the current period exchange rate to prior period results.

(3) GAAP and Non-GAAP diluted net income per share attributable to common stockholders is calculated based upon 343.8 million and 365.7 million diluted weighted-average shares of common stock for the three months ended June 30, 2023 and 2022, respectively.

Financial Outlook

Dropbox will provide forward-looking guidance in connection with this quarterly earnings announcement on its conference call, webcast, and on its investor relations website at http://investors.dropbox.com.

Conference Call Information

Dropbox plans to host a conference call today to review its second quarter financial results and to discuss its financial outlook. This call is scheduled to begin at 2:00 p.m. PT / 5:00 p.m. ET and can be accessed by using the web link at http://investors.dropbox.com.

Other Upcoming Events

•Drew Houston, Co-Founder and Chief Executive Officer, will be presenting at the Goldman Sachs Communacopia + Technology Conference on Tuesday, September 5th, 2023.

During these events, a live webcast will be accessible from the Dropbox investor relations website at http://investors.dropbox.com. Following the event, a replay will be made available at the same location.

About Dropbox

Dropbox is the one place to keep life organized and keep work moving. With more than 700 million registered users across approximately 180 countries, we're on a mission to design a more enlightened way of working. Dropbox is headquartered in San Francisco, CA, and has employees around the world. For more information on our mission and products, visit http://dropbox.com.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "About Non-GAAP Financial Measures."

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, among other things, our expectations regarding distributed work trends, related market opportunities and our ability to capitalize on those opportunities. Words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plans," and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to risks, uncertainties, and assumptions including, but not limited to: (i) our ability to retain and upgrade paying users, and increase our recurring revenue; (ii) our ability to attract new users or convert registered users to paying users; (iii) our expectations regarding general economic, political, and market trends and their respective impacts on our business; (iv) impacts to our financial results and business operations as a result of pricing and packaging changes to our subscription plans; (v) our future financial performance, including trends in revenue, costs of revenue, gross profit or gross margin, operating expenses, paying users, and free cash flow; (vi) our ability to achieve or maintain profitability; (vii) our liability for any unauthorized access to our data or our users’ content, including through privacy and data security breaches; (viii) significant disruption of service on our platform or loss of content; (ix) any decline in demand for our platform or for content collaboration solutions in general; (x) changes in the interoperability of our platform across devices, operating systems, and third-party applications that we do not control; (xi) competition in our markets; (xii) our ability to respond to rapid technological changes, extend our platform, develop new features or products, or gain market acceptance for such new features or products; (xiii) our ability to improve quality and ease of adoption of our new and enhanced product experiences, features, and capabilities; (xiv) our ability to manage our growth or plan for future growth; (xv) our various acquisitions of businesses and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; (xvi) our ability to attract, retain, integrate, and manage key and other highly qualified personnel, including as a result of our transition to a Virtual First model with an increasingly distributed workforce and in light of the recently announced reduction of our workforce; (xvii) our capital allocation plans with respect to our stock repurchase program and other investments; and (xviii) the dual class structure of our common stock and its effect of concentrating voting control with certain stockholders who held our capital stock prior to the completion of our initial public offering. Further information on risks that could affect Dropbox’s results is included in our filings with the Securities and Exchange Commission ("SEC"), including our Form 10-Q for the quarter ended March 31, 2023. Additional information will be made available in our quarterly report on Form 10-Q for the quarter ended June 30, 2023 and other reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Dropbox assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

Dropbox, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$622.5	$572.7	$1,233.6	$1,135.1
Cost of revenue(1)(2)	120.1	105.8	236.9	218.7
Gross profit	502.4	466.9	996.7	916.4
Operating expenses(1)(2):
Research and development	262.8	215.0	498.0	425.8
Sales and marketing	120.9	105.0	240.1	200.7
General and administrative	60.0	55.3	115.8	108.8
Impairment related to real estate assets(3)	2.2	8.7	2.2	8.7
Total operating expenses	445.9	384.0	856.1	744.0
Income from operations	56.5	82.9	140.6	172.4
Interest income (expense), net	3.7	(0.5)	7.6	(1.9)
Other expense, net	(1.2)	(3.3)	(1.6)	2.4
Income before income taxes	59.0	79.1	146.6	172.9
Provision for income taxes	(15.8)	(17.1)	(34.4)	(31.2)
Net income	$43.2	$62.0	$112.2	$141.7
Basic net income per share	$0.13	$0.17	$0.33	$0.39
Diluted net income per share	$0.13	$0.17	$0.32	$0.38
Weighted-average shares used in computing net income per share attributable to common stockholders, basic	341.4	364.1	344.2	367.4
Weighted-average shares used in computing net income per share attributable to common stockholders, diluted	343.8	365.7	346.8	369.6

(1) Includes stock-based compensation expense as follows (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cost of revenue	$6.4	$6.7	$11.8	$12.4
Research and development(4)	67.4	58.5	120.3	109.0
Sales and marketing	6.3	5.9	11.8	10.4
General and administrative	15.2	13.9	27.4	25.5

(2) Includes expenses related to our reduction in workforce such as severance, benefits and other related items during the three and six months ended June 30, 2023.

(3) Includes impairment charges related to real estate assets as a result of our Virtual First work model.

(4) On March 15, 2023, the Company's President resigned, resulting in the reversal of $6.7 million in stock-based compensation expense. Of the total amount reversed, $4.4 million related to expense recognized prior to January 1, 2023.

Dropbox, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	As of
	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$510.3	$232.8
Short-term investments	717.2	1,110.6
Trade and other receivables, net	60.3	53.8
Prepaid expenses and other current assets	92.7	92.6
Total current assets	1,380.5	1,489.8
Property and equipment, net	298.5	308.4
Operating lease right-of-use asset	238.9	260.6
Intangible assets, net	73.5	88.3
Goodwill	402.1	403.3
Deferred tax assets	491.2	498.7
Other assets	53.9	61.0
Total assets	$2,938.6	$3,110.1
Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$44.3	$38.6
Accrued and other current liabilities	151.1	139.9
Accrued compensation and benefits	66.5	131.7
Operating lease liability	67.4	68.9
Finance lease obligation	113.4	114.8
Deferred revenue	734.5	702.6
Total current liabilities	1,177.2	1,196.5
Operating lease liability, non-current	553.8	585.2
Finance lease obligation, non-current	157.1	151.7
Convertible senior notes, net, non-current	1,375.9	1,374.0
Other non-current liabilities	86.5	112.1
Total liabilities	3,350.5	3,419.5
Stockholders' deficit:
Additional paid-in-capital	2,521.9	2,511.6
Accumulated deficit	(2,895.6)	(2,772.1)
Accumulated other comprehensive loss	(38.2)	(48.9)
Total stockholders' deficit	(411.9)	(309.4)
Total liabilities and stockholders' deficit	$2,938.6	$3,110.1

Dropbox, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cash flows from operating activities
Net income	$43.2	$62.0	$112.2	$141.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42.7	39.2	85.2	78.6
Stock-based compensation	95.3	85.0	171.3	157.3
Impairment related to real estate assets	2.2	8.7	2.2	8.7
Amortization of debt issuance costs	1.1	1.1	2.1	2.1
Net gains on equity investments	—	(5.0)	—	(5.0)
Amortization of deferred commissions	10.1	9.7	20.8	18.7
Non-cash operating lease expense	10.8	15.7	23.5	32.9
Deferred taxes	4.1	7.7	7.5	14.1
Other	(0.2)	1.5	0.5	3.3
Changes in operating assets and liabilities:
Trade and other receivables, net	(2.7)	(3.0)	(6.5)	1.8
Prepaid expenses and other current assets	(10.4)	(16.5)	(17.6)	(26.2)
Other assets	2.6	2.7	3.7	5.2
Accounts payable	7.2	2.4	6.9	1.4
Accrued and other current liabilities	(33.2)	(5.6)	(7.6)	9.1
Accrued compensation and benefits	26.5	29.3	(65.1)	(65.2)
Deferred revenue	6.6	(0.2)	31.3	19.3
Other non-current liabilities	(2.9)	(3.6)	(7.6)	(5.9)
Operating lease liabilities	(15.4)	(23.6)	(35.3)	(43.9)
Tenant improvement allowance reimbursement	—	2.4	—	3.3
Net cash provided by operating activities	187.6	209.9	327.5	351.3
Cash flows from investing activities
Capital expenditures	(3.0)	(4.0)	(4.9)	(14.7)
Purchases of short-term investments	(17.0)	(219.9)	(47.9)	(301.5)
Proceeds from sales of short-term investments	178.9	64.8	331.6	116.6
Proceeds from maturities of short-term investments	41.8	101.7	119.4	239.2
Other	5.4	5.5	8.7	9.5
Net cash provided by (used in) investing activities	206.1	(51.9)	406.9	49.1
Cash flows from financing activities
Payments of debt issuance costs	(0.1)	—	(0.1)	—
Payments for taxes related to net share settlement of restricted stock units and awards	(32.1)	(24.7)	(66.2)	(61.4)
Proceeds from issuance of common stock, net of taxes withheld	1.0	0.1	1.2	0.3
Principal payments on finance lease obligations	(31.9)	(32.0)	(63.9)	(64.4)
Common stock repurchases	(154.2)	(189.8)	(329.6)	(449.7)
Net cash (used in) financing activities	(217.3)	(246.4)	(458.6)	(575.2)
Effect of exchange rate changes on cash and cash equivalents	1.2	(5.0)	1.7	(6.1)
Change in cash and cash equivalents	177.6	(93.4)	277.5	(180.9)
Cash and cash equivalents - beginning of period	332.7	445.5	232.8	533.0
Cash and cash equivalents - end of period	$510.3	$352.1	$510.3	$352.1

Supplemental cash flow data:
Property and equipment acquired under finance leases	$33.4	$14.4	$67.9	$34.1

Dropbox, Inc.
Three Months Ended June 30, 2023
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Impairment related to real estate assets(1)	Workforce reduction expense(2)	Non-GAAP
Cost of revenue	$120.1	$(6.4)	$—	$(3.6)	$—	$(2.7)	$107.4
Cost of revenue margin	19.3%	(1.0%)	—%	(0.6%)	—%	(0.4%)	17.3%
Gross profit	502.4	6.4	—	3.6	—	2.7	515.1
Gross margin	80.7%	1.0%	—%	0.6%	—%	0.4%	82.7%
Research and development	262.8	(67.4)	(7.9)	—	—	(27.0)	160.5
Research and development margin	42.2%	(10.8%)	(1.3%)	—%	—%	(4.3%)	25.8%
Sales and marketing	120.9	(6.3)	(6.6)	(3.4)	—	(6.3)	98.3
Sales and marketing margin	19.4%	(1.0%)	(1.1%)	(0.5%)	—%	(1.0%)	15.8%
General and administrative	60.0	(15.2)	(0.1)	—	—	(1.5)	43.2
General and administrative margin	9.6%	(2.4%)	—%	—%	—%	(0.2%)	6.9%
Impairment related to real estate assets	2.2	—	—	—	(2.2)	—	—
Impairment related to real estate assets margin	0.4%	—%	—%	—%	(0.4%)	—%	—%
Income from operations	$56.5	$95.3	$14.6	$7.0	$2.2	$37.5	$213.1
Operating margin	9.1%	15.3%	2.3%	1.1%	0.4%	6.0%	34.2%

(1) Includes impairment charges related to real estate assets as a result of our Virtual First work model.

(2) Includes expenses related to our reduction in workforce such as severance, benefits and other related items.

Dropbox, Inc.
Three Months Ended June 30, 2022
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Impairment related to real estate assets(1)	Non-GAAP
Cost of revenue	$105.8	$(6.7)	$—	$(1.9)	$—	$97.2
Cost of revenue margin	18.5%	(1.2%)	—%	(0.3%)	—%	17.0%
Gross profit	466.9	6.7	—	1.9	—	475.5
Gross margin	81.5%	1.2%	—%	0.3%	—%	83.0%
Research and development	215.0	(58.5)	(1.4)	—	—	155.1
Research and development margin	37.5%	(10.2%)	(0.2%)	—%	—%	27.1%
Sales and marketing	105.0	(5.9)	(1.7)	(1.2)	—	96.2
Sales and marketing margin	18.3%	(1.0%)	(0.3%)	(0.2%)	—%	16.8%
General and administrative	55.3	(13.9)	(0.1)	—	—	41.3
General and administrative margin	9.7%	(2.4%)	—%	—%	—%	7.2%
Impairment related to real estate assets	8.7	—	—	—	(8.7)	—
Impairment related to real estate assets margin	1.5%	—%	—%	—%	(1.5%)	—%
Income from operations	$82.9	$85.0	$3.2	$3.1	$8.7	$182.9
Operating margin	14.5%	14.8%	0.6%	0.5%	1.5%	31.9%

(1) Includes impairment charges related to real estate assets as a result of adverse changes in the corporate real estate market in the San Francisco Bay area, which has impacted the Company's subleasing strategy in conjunction with its shift to Virtual First.

Dropbox, Inc.
Six Months Ended June 30, 2023
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Impairment related to real estate assets(1)	Workforce reduction expense(2)	Non-GAAP
Cost of revenue	$236.9	$(11.8)	$—	$(7.2)	$—	$(2.7)	$215.2
Cost of revenue margin	19.2%	(1.0%)	—%	(0.6%)	—%	(0.2%)	17.4%
Gross profit	996.7	11.8	—	7.2	—	2.7	1,018.4
Gross margin	80.8%	1.0%	—%	0.6%	—%	0.2%	82.6%
Research and development	498.0	(120.3)	(13.3)	—	—	(27.0)	337.4
Research and development margin	40.4%	(9.8%)	(1.1%)	—%	—%	(2.2%)	27.4%
Sales and marketing	240.1	(11.8)	(8.3)	(6.8)	—	(6.3)	206.9
Sales and marketing margin	19.5%	(1.0%)	(0.7%)	(0.6%)	—%	(0.5%)	16.8%
General and administrative	115.8	(27.4)	(0.4)	—	—	(1.5)	86.5
General and administrative margin	9.4%	(2.2%)	—%	—%	—%	(0.1%)	7.0%
Impairment related to real estate assets	2.2	—	—	—	(2.2)	—	—
Impairment related to real estate assets margin	0.2%	—%	—%	—%	(0.2%)	—%	—%
Income from operations	$140.6	$171.3	$22.0	$14.0	$2.2	$37.5	$387.6
Operating margin	11.4%	13.9%	1.8%	1.1%	0.2%	3.0%	31.4%

(1) Includes impairment charges related to real estate assets as a result of our Virtual First work model.

(2) Includes expenses related to our reduction in workforce such as severance, benefits and other related items.

Dropbox, Inc.
Six Months Ended June 30, 2022
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Impairment related to real estate assets(1)	Non-GAAP
Cost of revenue	$218.7	$(12.4)	$—	$(3.9)	$—	$202.4
Cost of revenue margin	19.3%	(1.1%)	—%	(0.3%)	—%	17.8%
Gross profit	916.4	12.4	—	3.9	—	932.7
Gross margin	80.7%	1.1%	—%	0.3%	—%	82.2%
Research and development	425.8	(109.0)	(4.6)	—	—	312.2
Research and development margin	37.5%	(9.6%)	(0.4%)	—%	—%	27.5%
Sales and marketing	200.7	(10.4)	(3.4)	(2.7)	—	184.2
Sales and marketing margin	17.7%	(0.9%)	(0.3%)	(0.2%)	—%	16.2%
General and administrative	108.8	(25.5)	(0.2)	—	—	83.1
General and administrative margin	9.6%	(2.2%)	—%	—%	—%	7.3%
Impairment related to real estate assets	8.7	—	—	—	(8.7)	—
Impairment related to real estate assets margin	0.8%	—%	—%	—%	(0.8%)	—%
Income from operations	$172.4	$157.3	$8.2	$6.6	$8.7	$353.2
Operating margin	15.2%	13.9%	0.7%	0.6%	0.8%	31.1%

(1) Includes impairment charges related to real estate assets as a result of adverse changes in the corporate real estate market in the San Francisco Bay area, which has impacted the Company's subleasing strategy in conjunction with its shift to Virtual First.

Dropbox, Inc.
Three and Six Months Ended June 30, 2023 and 2022
Reconciliation of GAAP net income to Non-GAAP net income and Non-GAAP diluted net income per share
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP net income	$43.2	$62.0	$112.2	$141.7
Stock-based compensation	95.3	85.0	171.3	157.3
Acquisition-related and other expenses	14.6	3.2	22.0	8.2
Amortization of acquired intangible assets	7.0	3.1	14.0	6.6
Impairment related to real estate assets	2.2	8.7	2.2	8.7
Workforce reduction expense	37.5	—	37.5	—
Net gains on equity investments	—	(5.0)	—	(5.0)
Income tax effects of non-GAAP adjustments	(25.8)	(18.9)	(39.1)	(37.9)
Non-GAAP net income	$174.0	$138.1	$320.1	$279.6
Non-GAAP diluted net income per share	$0.51	$0.38	$0.92	$0.76
Weighted-average shares used to compute Non-GAAP diluted net income per share	343.8	365.7	346.8	369.6

Dropbox, Inc.
Three and Six Months Ended June 30, 2023 and 2022
Reconciliation of free cash flow and supplemental cash flow disclosure
(In millions, except for percentages)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Free cash flow reconciliation:
Net cash provided by operating activities	$187.6	$209.9	$327.5	$351.3
Less:
Capital expenditures	(3.0)	(4.0)	(4.9)	(14.7)
Free cash flow	$184.6	$205.9	$322.6	$336.6
Free cash flow margin	29.7%	36.0%	26.2%	29.7%
Supplemental disclosures:
Key employee holdback payments related to acquisitions(1)	$10.6	$—	$21.4	$14.3
Payments related to workforce reduction(2)	$34.0	$—	$34.0	$—

(1) For the second quarter ended June 30, 2023, we made payments in the amount of $10.6 million related to employee holdbacks pertaining to our acquisitions. The related expenses are recognized within research and development and sales and marketing expenses over the required service period.

(2) Includes payments made related to our reduction in workforce such as severance, benefits, and other related items.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Dropbox's results, we have disclosed the following non-GAAP financial measures: revenue growth and Total ARR growth excluding foreign exchange effect, which we refer to as on a constant currency basis, non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP operating expenses (including research and development, sales and marketing and general and administrative), non-GAAP income from operations, non-GAAP net income, free cash flow ("FCF") and non-GAAP diluted net income per share. Dropbox has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP cost of revenue, gross profit, operating expenses, income from operations, and net income differ from GAAP in that they exclude stock-based compensation expense, amortization of acquired intangible assets, other acquisition-related expenses, which include third-party diligence costs and expenses related to key employee holdback agreements, impairment charges related to real estate assets, expenses related to our reduction in workforce, net gains on equity investments and the income tax effect of the aforementioned adjustments. FCF differs from GAAP net cash provided by operating activities in that it treats capital expenditures as a reduction to net cash provided by operating activities. Free cash flow margin is calculated as FCF divided by revenue. In order to present revenue on a constant currency basis for the quarter ended June 30, 2023, Dropbox calculates constant currency revenue growth rates by applying the prior period weighted average exchange rates to current period results. Dropbox calculates constant currency Total ARR growth rates by applying the current period rate to prior period results. Dropbox presents constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations.

Dropbox's management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short and long-term operating plans, and to evaluate Dropbox's financial performance and the ability to generate cash from operations. Management believes these non-GAAP financial measures reflect Dropbox's ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Dropbox's business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful supplemental information to investors and others in understanding and evaluating Dropbox's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

We believe that the non-GAAP financial measures, non-GAAP cost of revenue, gross profit, operating expenses, income from operations, net income, and diluted net income per share are meaningful to investors because they help identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude.

We believe that FCF is an indicator of our liquidity over the long term and provides useful information regarding cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow our business. FCF is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP. FCF has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities. Some of the limitations of FCF are that FCF does not reflect our future contractual commitments, excludes investments made to acquire assets under finance leases, includes capital expenditures, and may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

The use of non-GAAP cost of revenue, gross profit, operating expenses, income from operations, net income, free cash flow, and diluted net income per share measures has certain limitations as they do not reflect all items of income, expense, and cash expenditures, as applicable, that affect Dropbox's operations. Dropbox mitigates these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. Additionally, we have provided supplemental disclosures in our reconciliation of net cash provided by operating activities to free cash flow to include expenses related to reduction in workforce and key employee holdback payments related to our various acquisitions. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Dropbox's financial information in its entirety and not rely on a single financial measure.

Contacts
Investors:
Kern Kapoor
ir@dropbox.com
or
Media:
Alissa Stewart
press@dropbox.com